EXHIBIT 10.02

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of April __, 2006 by and among Palatin Technologies, Inc. (the “Company”), a Delaware corporation, with its principal offices at 4C Cedarbrook Drive, Cranbury, New Jersey 08512, and the undersigned (the “Investor”).

        The Company and the Investor hereby agree as follows:

1.     This Agreement is made as of the date set forth below between Company and the Investor.

2.     The Company has authorized the sale and issuance of up to 11,000,000 units, each unit consisting of (i) one (1) share of the common stock of the Company, $0.01 par value per share (the “Common Stock”), and (ii) a warrant to purchase three-tenths (0.30) shares of Common Stock, in such form of warrant as attached hereto as Exhibit A (the “Warrant”), subject to adjustment by the Company’s Board of Directors, to certain investors in a registered direct offering (the “Offering”).

3.     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor _________ units, consisting of _________ shares of Common Stock (the “Shares”) and _________ Warrants, for a purchase price per unit of $_______, representing ______ per Share and $0.0375 per three-tenths (0.30) Warrant share of Common Stock, or an aggregate purchase price of $________________, pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Shares and the Warrants, together with the Common Stock obtainable upon exercise of the Warrant, are collectively referred to as the “Securities.” Unless otherwise requested by the Investor, certificates representing the Securities purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4.     The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Aggregate Purchase Price: $_________________

Dated as of: April __, 2006

"INVESTOR"
By:
Print Name:
Title:
Address:

Agreed to and accepted as of
April __, 2006:

PALATIN TECHNOLOGIES, INC.

By:
Executive Vice President - Operations and
Chief Financial Officer

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.    Authorization and Sale of the Securities; Registration.

1.1    Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities. The Shares, Warrant and shares of Common Stock issuable upon exercise of the Warrant have been registered on a Form S-3, File No. 333-132369 (the “Registration Statement”), which registration statement has been declared effective by the Securities and Exchange Commission (the “Commission”) on March 31, 2006, has remained effective since such date and is effective on the date hereof.

1.2    The offering and sale of the Securities (the “Offering”) are being made pursuant to the Registration Statement (including the Prospectus contained therein (the “Base Prospectus”)), any free writing prospectus, and a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus and any free writing prospectus, the “Prospectus”) containing certain supplement information regarding the Securities and the terms of the Offering that will be filed with the Commission and delivered to the Investor along with the Company’s counterpart to this Agreement.

2.    Agreement to Sell and Purchase the Securities; Subscription Date.

2.1    At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Securities set forth on the signature page to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) at the purchase price set forth on such Signature Page.

2.2    The Company may enter into this same or a similar form of Securities Purchase Agreement with certain other investors (the “Other Investors”) and may complete sales of Securities to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)

2.3    Investor acknowledges that: (a) the Company has retained a placement agent or placement agents in connection with the Offering (in their capacity as placement agent of the Securities, each individually and collectively the “Placement Agent”); (b) the Company intends to pay the Placement Agent a fee in respect of the sale of Securities to the Investor; and (c) the offering of the Securities is not a firm commitment underwriting.

The per unit price is the trailing five (5) trading days’ average closing price for the days including the Company Execution Date if the Company executes this Agreement after the close of market, or otherwise for the days immediately preceding the Company Execution Date, (the “Share Price”) plus $0.0375 ($0.0375 represents the allocated price of the Warrant to purchase 0.30 shares of Common Stock, it being understood that $0.125 is allocated per whole Warrant share), rounded to the nearest cent. The Company Execution Date shall mean the date upon which the Company receives no less than $20 million of executed Securities Purchase Agreements, or a date as soon as reasonably practicable thereafter, that is acceptable to a majority in interest of all investors that have delivered executed stock purchase agreements.

3.    Escrow Agent; Closing and Delivery of the Securities. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (the “Escrow Agent”), at 10:00 o’clock a.m. local time on April 17, 2006 or such other time as shall be agreed upon by the Company and the Investor (the “Closing Date”), but in no event earlier than such date and time as the Escrow Agent shall have received executed Securities Purchase Agreements for the sale of a minimum of $20 million of Securities, payment therefor, and the certificate registered in the name of the Investor, or its designated nominee as so indicated on Exhibit B attached hereto, representing the Warrant, and duly executed instructions to the Company’s transfer agent American Stock Transfer & Trust Company to issue the Shares to the Investor or its designated nominee as so indicated on Exhibit B attached hereto by electronic transfer (the “Transfer Agent Instructions”), to the Escrow Agent. The executed Stock Purchase Agreements, the Warrant (the “Escrowed Warrant”), the Transfer Agent Instructions, and the purchase price transferred by the Investor will be held by the Escrow Agent. The Shares shall be delivered by electronic transfer (e.g., DWAC) on the Closing Date. The Investor may, at its election prior to the Closing Date, request delivery of physical certificates, in which case certificates representing the Shares shall be delivered to the Escrow Agent prior to the Closing Date (the “Escrowed Shares”) in lieu of the Transfer Agent Instructions and the certificates shall be thereafter delivered to the Investor no later than one (1) business day after the Closing Date. Any certificates representing the Shares shall be unlegended and free of any resale restrictions.

3.1    No later than one (1) business day after the Execution Date, but in any event prior to the Closing, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Securities being purchased by the Investor to the following account:

Bank Name:	Citibank, N.A.
Bank Address:	120 Broadway
New York, NY 10271
ABA#:	021000089
Account Name:	Mintz, Levin, Cohn, Ferris, Glovsky and
Popeo, P.C. NY Client Group Account
Account Number:	02674818
Reference:	Palatin Technologies, Inc. Placement
Todd Mason/Faith Charles

3.2    The Company’s obligation to issue the Securities to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page hereto; and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

3.3    The Investor’s obligation to purchase the Securities at Closing shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(a)    The Company shall have executed this Agreement and delivered the same to the Investor.

(b)    Trading in the Common Stock shall not have been suspended by the Commission or AMEX (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date).

(c)    No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

(d)    The Company shall have made all filings under all applicable federal and state securities laws necessary, if any, to consummate the issuance of the Shares pursuant to this Agreement in compliance with such laws.

(e)    The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f)    Inclusive of the amount delivered by the Investor, the Escrow Agent shall have received a minimum of $20 million as payment for Securities by Other Investors.

(g)    The Company shall have filed a Listing of Additional Shares Form with the AMEX and shall have received written approval for the listing of the Shares on the AMEX,

(h)    The Investor shall have received a customary opinion from the Company’s legal counsel, including opinions to the effect that the Company is duly incorporated and in good standing, that the Securities have been duly authorized and validly issued, that the Shares and the shares of Common Stock issuable upon exercise of the Warrant will be, when issued and paid for in accordance with the terms of this Agreement and the Warrant, fully paid and non-assessable, that this Agreement and the Warrant are valid and binding obligations of the Company, that the Securities will not be issued in violation of any preemptive rights under applicable law, the Company’s Certificate of Incorporation or bylaw (the “Charter Documents”), that the Shares will not be subject to any restriction upon the voting or transfer under the Charter Documents, that to such counsel’s knowledge, the contracts described in the Commission Documents are in full force and effect on the date of the Closing, that to such counsels’ knowledge, that there are no pending, actions, suits, or legal or governmental proceedings against or affecting the Company which would likely result in a Material Adverse Effect, and that to such counsel’s knowledge, no such actions, suits, or legal or governmental proceedings against or affecting the Company threatened, or contemplated, and that the Registration Statement has been declared effective, that no stop order has been declared and, to such counsels’ knowledge, no such proceeding is pending or threatened by the SEC.

3.4    The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors, if any, of the Securities that they have agreed to purchase from the Company.

4.    Representations, Warranties and Covenants of the Company. As used herein, “Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

4.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as described in its Company Information. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or as proposed to be conducted in its Company Information, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary or where the failure to be so qualified or licensed would have a material adverse effect upon the business, properties or financial condition of the Company (“Material Adverse Effect”). Except as otherwise set forth in the Registration Statement, including the Prospectus, and the Company’s filings with the Commission since June 30, 2005 (the “Commission Documents”) (the Commission Documents and the Company’s press releases since June 30, 2005 are collectively referred to herein as the “Company Information”), the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The defined term “Company”, as used in this Agreement, includes all subsidiaries of the Company, whether or not disclosed in the Commission Documents, and shall include those entities whereby the Company owns directly or indirectly an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which).

4.2    Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in its Commission Documents as of the date thereof; and all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Company Information and except for shares reserved for issuance pursuant to employee and consultant benefit and option plans within the limits specified therein, there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing. Except as set forth in the Company’s SEC filings, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Shares or transfer of the Warrant pursuant to the Company’s Certificate of Incorporation, as amended, (the “Certificate of Incorporation”), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

4.3    Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Securities and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens other than liens caused by the Investor, duly and validly authorized and issued, fully paid and nonassessable. The Warrant has been duly and validly authorized. Upon due exercise of the Warrant, the shares of Common Stock issuable upon the exercise of the Warrant will be free and clear of liens other than liens caused by the Investor, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrant, free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities laws and except for those created by the Investor. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.4    No Conflict; Governmental Consents.

(i)     The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Securities will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, where such conflict, breach or default is likely to result in a Material Adverse Effect, nor result in the creation or imposition of any lien upon any of the material properties or assets of the Company.

(ii)     No consent, waiver, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Securities, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with the SEC, the NASD and AMEX, and with any state or foreign blue sky or securities regulatory authority. The transactions contemplated herein will be exempt from any provision of the Company’s Certificate of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or any other agreement contemplated hereby.

4.5    Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations, the lack of which would not likely result in a Material Adverse Effect.

4.6    Litigation. Except as disclosed in the Commission Documents, there are no pending actions, suits, or legal or governmental proceedings against or affecting the Company which would likely result in a Material Adverse Effect, and to the Company’s Knowledge, no such actions, suits or legal or governmental proceedings are threatened or contemplated.

4.7    Accuracy of Reports. All reports required to be filed by the Company within the three years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), have been duly and timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.8    Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.9    Listing. That as of the Closing, The American Stock Exchange (“AMEX”) will have approved the listing to trade on the AMEX of additional shares including the Shares and the shares of Common Stock underlying the Warrants, pursuant to a Listing of Additional Shares Form filed with the AMEX by the Company. The issuance and sale of the Securities hereunder will not contravene the rules and regulations of the AMEX and no approval of the stockholders of the Company will be required for the Company to issue and deliver to the Investor the maximum number of Shares and Warrants contemplated by this Agreement.

4.10    No Material Adverse Change. Except as disclosed in the Company Information, since the filing of the Company’s most recent Quarterly Report on Form 10-Q, (i) there has not been any Material Adverse Effect, and (ii) there has been no event or condition of any character that would likely result in a Material Adverse Effect.

4.11    Financial Statements. The financial statements included in the Company’s most recent Annual Report on Form 10-K, for the fiscal year ended June 30, 2005, and all other reports filed by the Company pursuant to the Exchange Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”) present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the best of the Company’s Knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.

4.12    Compliance with Laws. The Company is in compliance with all applicable AMEX continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Company’s Common Stock on the AMEX and the Company has not received any notice of, nor to the Knowledge of the Company is there any basis for, the delisting of the Common Stock from the AMEX.

4.13    Internal Controls. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply materially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) recorded r assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant adverse changes in the Company’s internal controls over financial reporting (as defined in 1934 Act Rules 13a-14 and 15d-14) or, to the Company’s Knowledge, in other factors that could significantly adversely affect the Company’s internal controls over financial reporting. The Company maintains and intends to continue to maintain a standard system of accounting sufficient to provide reasonable assurance that financial statements are prepared in accordance with GAAP and the applicable requirements of the 1934 Act.

4.14    Disclosure. To the best of the Company’s Knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investor by or on behalf of the Company in connection with the transactions contemplated by this Agreement, taken as a whole together with the Company Information, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

4.15    Registration Statement; Effectiveness. The sale and issuance by the Company of the Securities have been validly registered pursuant to the Registration Statement and such Shares and Warrant will be issued without any legend restricting their transferability by the Investor. Shares of Common Stock underlying the Warrant shall, upon exercise of the Warrant, be issued without any legend restricting their transferability by the Investor or other registered holder of the Warrant; provided, that the Registration Statement is then effective. During any periods that the Registration Statement is not effective, the Company shall use its commercially reasonable efforts to promptly cause such Registration Statement to be effective or best effort to promptly file a new registration statement for the shares of Common Stock underlying the Warrant.

4.16    Intellectual Property. The Company has rights to use all issued patents, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property which is necessary for the conduct of Company’s business as described in the Commission Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by any third party of any of the Intellectual Property Rights that would have a Material Adverse Effect on the Company. To the Knowledge of the Company, the conduct of its business as described in the Commission Documents does not infringe or otherwise impair or conflict with any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party. The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any person. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.17    Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been or might be asserted or threatened against it.

4.18    Contracts. The contracts described in the Commission Documents are in full force and effect on the date hereof, and neither the Company nor, to the Company’s Knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have or reasonably be expected to result in a Material Adverse Effect.

4.19    Questionable Payments. Neither the Company nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.20    Transactions with Affiliates. Except as disclosed in the Commission Documents, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.21    Manipulation. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

5.    Representations, Warranties and Covenants of the Investor.

5.1    The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in Securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (ii) the Investor is acquiring the number of Securities set forth on the Signature Page hereto in the ordinary course of its business and for its own account; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor, in connection with its decision to purchase the Securities set forth on the Signature Page, is relying only upon the Prospectus, the documents incorporated by reference therein and the representations and warranties of the Company contained herein; and (vi) the Investor, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 15% or more of the Company’s outstanding Common Stock. For purposes of this Section 5.1, beneficial ownership shall be determined pursuant to Rule 13d-3 under the Exchange Act.

5.2    The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.

5.3    The Investor represents and warrants to, and covenants with, the Company that, since the date on which any of the Company or the Placement Agent first contacted such Investor about the potential sale of the Securities, it has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed, which disclosure shall occur on the business day of, or immediately following, the Closing Date of this Offering. The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.4    The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investor herein may be legally unenforceable.

5.5    The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

6.    Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor.

7.    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:
Palatin Technologies, Inc.
4-C Cedar Brook Drive
Cedar Brook Corporate Center
Cranbury, NJ 08512
Attention: Chief Financial Officer
Telephone No.: (609) 495-2200
Telecopy No.: (609) 495-2201
(b)	with a copy mailed to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, New York 10017
Attention: Faith Charles, Esq.
Telephone No.: (212) 692-6770
Telecopy No.: (212) 983-3115
(c)	if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.    Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13.    Third Party Beneficiary. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

14.    Expenses. The Company shall pay at the Closing $15,000 to Wilson Sonsini Goodrich & Rosati, P.C., for its representation of the Investor in this transaction, and otherwise the Investor and the Company will bear their own expenses. The Company shall reimburse the Investor upon demand for all reasonable out-of-pocket expenses incurred by the Investor, including without limitation reimbursement of attorneys’ fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or any other agreements or documents contemplated hereby.

15.    Public Disclosure. The Investor shall have the right to review before issuance any press releases or any other public statements with respect to the transactions contemplated hereby.

16.     Entire Agreement. This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

* * * *

EXHIBIT A

Form of Warrant

EXHIBIT B

PALATIN TECHNOLOGIES, INC.

STOCK CERTIFICATE QUESTIONNAIRE

        Pursuant to Section 5 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares of Common Stock are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Investor and the registered holder listed in response to item 1 above:
3.	The mailing address of the registered holder listed in response to item 1 above:
4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
5.	If the certificate is to be electronically delivered:
Broker Name
Phone Number
Fax Number
DTC Participant Number
Broker Account Number